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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  FORM 8-K/A-1

                                  CURENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) May 15, 2001.


                                DBS HOLDINGS INC.
             (Exact name of registrant as specified in its chapter)



            Nevada                      0-30453                     N/A
----------------------------          ------------          -------------------
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation                 File Number)          Identification No.)




1-8765 Ash Street, Vancouver, B.C., Canada                           V6P 6T3
------------------------------------------                         ----------
 (Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code   (604) 301-9545



            1898 Peardonville Road, Abbotsford, B.C., Canada, V4X 2M4
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 1 and 2. CHANGES IN CONTROL OF REGISTRANT/ACQUISITION OR DISPOSITION OF
ASSETS

     A. Transaction

On April 25, 2001, the Company entered into a Share Exchange and Finance Agreement (the "Agreement") with M-I Vascular Innovations, Inc., ("MIV"), a private Delaware company, and certain shareholders of MIV (the "MIV Shareholders"). On May 14, 2001, the Company, MIV and the MIV Shareholders entered into a Stock Exchange Closing Agreement (the "Closing Agreement") which waived the minimum amount of financing required to close in order to effect the closing. However, the Closing Agreement contained post-closing conditions of which one of those conditions was that the Company pursue completion of the required financing under the Agreement on a best efforts basis and to make all reasonable efforts to complete the required $3,000,000 financing into treasury of the Company by May 28, 2001. The purpose behind the waiver of the minimum amount of financing required to close the Agreement was that the financing group of the Company made representations to MIV that the expected subscribers would not purchase shares of the Company until the Agreement had closed. As of July 26, 2001, only USD $1,122,500, representing 37% of the required finance that was agreed to under the Agreement, has been forwarded to the treasury of the Company leaving a shortfall of USD $1,877,500. The Company believes that the USD $1,122,500 already received will be sufficient for the Company to continue its operations for six (6) months. The Company will continue to seek the additional financing that is required.

The Agreement closed effective as of May 15, 2001 as the Agreement was signed by the requisite number of MIV Shareholders permitting the Company to own over 51% of the MIV shares as contemplated by Section 11.11 of the Agreement. This resulted in a take-over of MIV by the Company which is effectively a reverse take-over of the Company as the MIV Shareholders now control a majority of the outstanding shares of the Company. As a consequence, as more fully explained in the Agreement and in a Schedule 13D recently filed by some of the former shareholders of the Company, control of the Company shifted from the founders of the Company (including Mr. Daniel Steunenberg, Madeline Stanley, Ken Paul, Irma Paul, Eli Stratulat, Alex Basic and Chansu Financial) to the MIV Shareholders (the principal members being Isaiah Capital Ltd., Stephen Walters, Carlingford Assets Limited, James Davidson, New Paradigm Capital Ltd., and Lines Overseas Management). The change of control resulted from the combined effect of (i) a redemption of all of the Common Stock held by Mr. Daniel Steunenberg, Madeline Stanley, Ken Paul, Irma Paul, Eli Stratulat, Alex Basic and Chansu Financial which reduced the number of outstanding shares of the Company to 5,585,500, and
(ii) the issuance of Common Stock by the Company in a one-for-one exchange for the shares of MIV stock held by the MIV Shareholders which increased the number of outstanding shares to 14,805,500. The terms of the redemption and stock exchange were determined by arm's length negotiation among the Company, MIV and the MIV Shareholders. The issuance of Common Stock to the MIV Shareholders was exempt from registration under the Securities Act of 1933 pursuant to ss.4(6) and Regulation S promulgated thereunder. As a result, the MIV Shareholders now own a total of 9,220,000 shares (ie. approximately 62%) of the outstanding Common Stock of the Company. Management believes that most, if not all of the remaining shareholders of MIV will exchange their shares, for shares of the Company in the near future.

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The Agreement contemplates that outstanding or promised warrants or options to purchase MIV stock owned by or owed to the shareholders of MIV and their affiliates, if any, shall be exchanged for comparable warrants or options to purchase an equal number of shares of the Company's stock of the shareholders of MIV accepting the exchange.

     B. Change of Management

In connection with the closing, Daniel Steunenberg resigned as President, Secretary and Treasurer of the Company. The following named persons, who are also officers and/or directors of either MIV or a subsidiary of MIV, were elected to the positions indicated:

         Stephen Walters                    President
         Alan Lindsay                       Vice-President
         Dr. Andre Boulet                   Second Vice-President
         Dr. Wilfred Jeffries               Third Vice-President
         John Pierce                        Fourth Vice-President
         Peter Jensen                       Secretary

In further connection with the closing, Daniel Steunenberg has agreed to resign as director of the Company as soon as the following named persons who were designated as directors take power in such capacity on June 7, 2001, which is at least 10 days after the Company has filed the Schedule 14f with the SEC and transmitted the Schedule 14f to all shareholders of the Company who would be entitled to vote at a meeting for election of directors:

         Stephen Walters                    Director
         Alan Lindsay                       Director
         Dr. Andre Boulet                   Director


     C. Description of Business

MIV is a stent medical device and drug delivery development company. Its laser cut stent produced at MIV's subsidiary's manufacturing facilities underwent successful animal trials at the Mayo Clinic in 2000. MIV has entered into an agreement with Institute do Coracao, one of the largest heart institutes in the world, to conduct clinical trials in Sao Paulo, Brazil and payments and the process commenced in February of 2001.

The stent medical device is a proprietary product of MIV. MIV has filed patent applications internationally and the applications are proceeding satisfactorily. Patent applications are pending and proceeding in the US and Canada as well as thirteen other countries under international applications pursuant to the Patent Cooperation Treaty. MIV was advised on November 16, 2000 that it's Taiwanese patent application has been allowed.

MIV's subsidiary's first manufacturing and research facility is located in Vancouver, B.C. and consists of administrative offices, research and development facilities, a clean room, warehousing, shipping and receiving and comprehensive stent production equipment. This
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equipment, owned by MIV's subsidiary, includes a multi-axis, state of the art laser processing system with an installed cost of US$400,000, a Vision System automatic stent inspection system, electro-polishing, balloon catheter crimping and ultrasonic washing equipment. All aspects of the design, manufacturing and quality control for the MIV stent are handled from this facility.


The documents attached as exhibits to this report on Form 8-K, are incorporated by reference into this Item which is modified by the full text of those documents.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Business Acquired *

     (b)  Pro Forma Financial Information *

     (c)  Exhibits

          2.1** Share Exchange and Finance Agreement dated April 25, 2001 among the Company, MIV and certain MIV Shareholders.

          2.2 Stock Exchange Closing Agreement dated May 14, 2001 among the Company and MIV.

*    To be filed by amendment as soon as practicable
**   Previously filed on Form 8-K on May 30, 2001


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              DBS HOLDINGS INC.


Date: July 26, 2001                           Per: /s/ Stephen Walters
                                                   -----------------------------
                                                   Name:  Stephen Walters
                                                   Title: President




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                                  EXHIBIT INDEX

                                                         Sequential Page
Number      Exhibit                                           Number
------      -------                                      ---------------
 2.2        Stock Exchange Closing Agreement dated             7
            May 14, 2001 among the Company and MIV.